Exhibit 24

POWER OF ATTORNEY

I, Martin H. Richenhagen, a Director of

Praxair, Inc. (the "Corporation"), hereby

authorize and designate each of

Guillermo Bichara,or Anthony M. Peper

my agent and attorney in

fact, with full power of substitution, to:

(1)  prepare and sign on my behalf any Form 3,

Form 4 or Form 5 under Section 16 of the

Securities Exchange Act of 1934 and any

amendments thereto, and file the same with

the Securities and Exchange Commission

and the New York Stock Exchange;

(2)  prepare and sign on my behalf

any Form 144 Notice under the Securities

Act of 1933 and any amendments thereto

and file the same with the Securities and

Exchange Commission; and

(3) do anything else necessary or

proper in connection with the forgoing

This power of attorney shall remain in effect

as long as I am subject to Section 16 with

respect to the Corporation, and shall

not be affected by my subsequent disability or

incompetence.

/s/ Martin H. Richenhagen

Martin H. Richenhagen

Dated: October 27, 2015